SCHEDULE 14A INFORMATION
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:


[X]  Preliminary Proxy Statement              [ ] Confidential, for Use of
[ ]  Definitive Proxy Statement                   the Commission Only (as
[ ]  Definitive Additional Materials              permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-12


                             OPENWAVE SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

   HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., HARBINGER CAPITAL PARTNERS
       SPECIAL SITUATIONS FUND, L.P., JAMES L. ZUCCO AND ANDREW J. BREEN
                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

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



                     PRELIMINARY COPY, SUBJECT TO COMPLETION
                             DATED DECEMBER 27, 2006


                                 PROXY STATEMENT

                                       OF

   HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., HARBINGER CAPITAL PARTNERS
       SPECIAL SITUATIONS FUND, L.P., JAMES L. ZUCCO AND ANDREW J. BREEN

                             IN CONNECTION WITH THE

                       2006 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                             OPENWAVE SYSTEMS, INC.

                         ------------------------------

                                  INTRODUCTION


     This Proxy Statement (the "Proxy Statement") and the accompanying form of Proxy are being furnished by Harbinger Capital Partners Master Fund I, Ltd. ("Master Fund"), Harbinger Capital Partners Special Situations Fund, L.P. ("Special Situations Fund" and together with Master Fund, "Harbinger Capital Partners"), James L. Zucco ("Mr. Zucco") and Andrew J. Breen ("Mr. Breen") to the stockholders (the "Stockholders") of Openwave Systems, Inc. (the "Company") in connection with the solicitation by Harbinger Capital Partners, Mr. Zucco and Mr. Breen of proxies to be voted at the Company's 2006 Annual Meeting of Stockholders (the "Annual Meeting"). The Company has announced that the Annual Meeting will be held on Wednesday, January 17, 2007 at 8:30 a.m. PST at the Company's offices located at 2100 Seaport Boulevard, Redwood City, California 94063. This Proxy Statement and form of Proxy are being mailed to Stockholders on or about December [__], 2006.

     Harbinger Capital Partners and Messrs. Zucco and Breen are soliciting proxies from Stockholders in order to elect Mr. Zucco and Mr. Breen (each, a "Harbinger Nominee") to the Board of Directors of the Company (the "Board") at the Annual Meeting. We are asking Stockholders to elect Mr. Zucco and Mr. Breen to replace the current Class III directors. We are seeking to elect nominees to the Board as we are disappointed with the performance of the Company's stock and feel strongly that strategic and operational changes need to take place. We believe that in order for Stockholders to mitigate and reverse the losses they have suffered and to take full advantage of the Company's true potential, significant immediate changes are required. To begin the process, Messrs. Zucco and Breen are asking current Stockholders to send a clear message of "no confidence" to the existing Board and management by electing the Harbinger Nominees. If the Harbinger Nominees are elected, we intend to make a number of recommendations to the Board, which we believe will benefit the Company and the Stockholders.

                 WHY YOU SHOULD VOTE FOR THE HARBINGER NOMINEES

o The significant industry expertise and related experience of the Harbinger Nominees will enable them to help the Company implement changes necessary to increase shareholder value.

Mr. Zucco is currently the Chairman and Chief Executive Officer of Corente,
Inc. ("Corente") and has over 25 years of executive experience in the software and telecommunications industries. His broad-based industry experience includes senior executive roles with MCI and AT&T, the successful turnaround of a public company, active board and investment roles with leading emerging growth companies and the Chief Executive Officer position at a startup. Prior to taking on an operating position with Corente, Mr. Zucco was instrumental in incubating and building Corente from a Board of Directors level.

Previous to becoming Corente's Chief Executive Officer, Mr. Zucco was a General Partner with Blue Rock Capital and an active investor and board member in the software and services segment.

From 1999 to 2001, Mr. Zucco was Chairman and Chief Executive Officer of Spike Broadband Systems, a developer and supplier of fixed wireless systems. During his two-year tenure, Mr. Zucco grew the company from a small group of engineers narrowly focused on proprietary antenna technologies to a global leader in carrier-grade broadband wireless networks, increasing revenue from less than $1 million to $20 million during the period.

Mr. Zucco's executive experience includes Senior Vice President and Chief Information Officer of the MCI Corporation, where he led product development and systems engineering. At MCI, Mr. Zucco was a key leader and operating executive for MCI's competitive differentiation strategy that leveraged computing technologies to offer greater value to its customers. Among many accomplishments, Mr. Zucco co-conceived, developed and operated the highly successful competitive long distance program, MCI Friends and Family. Under Mr. Zucco's leadership, MCI achieved consistent market share gains, increased profitability and drove revenue growth from $3.6 billion to $10.6 billion (1986-1992). Mr. Zucco was also instrumental in MCI's technological success and under Mr. Zucco's guidance, MCI was rated the #1 IT organization in Computerworld's Premier 100 five years in a row. Mr. Zucco architected, developed and operated the world's first computer-controlled telecommunications soft switch, on which MCI's Virtual Network Services were delivered. In addition, Mr. Zucco was responsible for the design and evolution of the network, switching, and OSS and network management architectures as well as product evolution. Mr. Zucco also conceived, developed and launched the first telecommunications electronic billing product, MCI Perspective.

At AT&T, Mr. Zucco served as Vice President and General Manager of the Business Communications Group, managing a capital budget for investments in excess of $500 million and leading the launch of AT&T's Internet business activities, including AT&T's first IP network and WorldNet, their ISP. While at AT&T, Mr. Zucco structured, negotiated and closed one of the largest communications services contract of its time, a $4 billion contract over 10 years from IBM, laying the groundwork for AT&T to acquire IBM's global communications services unit. As a key part of the 1996 breakup of AT&T, Mr. Zucco led the team that chartered and launched AT&T Labs as a spin-off of Bell Labs.

At Lucent Technologies, Mr. Zucco served as Vice President and General Manager of the North America carrier business unit, leading the Network Systems North America Carrier Products to $8.5 billion in revenue, becoming the most profitable product group in Lucent's first year of existence.

At Shiva Corporation, Mr. Zucco executed a turnaround strategy that returned profitability within 18 months and, under his leadership, concluded a successful sale of Shiva to the Intel Corporation.

Mr. Zucco has also served as Executive-in-Residence at Kleiner, Perkins, Caufield and Byers where he consulted on the markets and product viability of potential investments and worked with existing Kleiner portfolio companies on their business strategies and tactics.

Mr. Zucco was the independent board member of two leaders in the emerging market for VoIP technologies and services - dynamicsoft and NetSolve - that became key components in the evolution of Cisco Systems' voice portfolio when Cisco acquired them both in the fall of 2004.

Mr. Zucco currently sits on the board of uReach Technologies, a leader in the converged messaging marketplace, as well as the advisory boards of Sword Diagnostics, a bio-technology company and Omni Capital Group, LLC, an information technology and communications industry venture firm.

Mr. Zucco received his B.A. from Western Maryland College and his M.B.A. from Loyola College.

Mr. Breen is currently an advisor with Treyex, LLC ("Treyex") where he advises the firm on strategic investments in public companies in the mobile technology industry and provides industry and company analysis, as well as engaging senior management with turnaround strategies.

Mr. Breen is an experienced technology entrepreneur and his experiences range from working with startup software and services companies to leading product development groups within larger organizations. He has driven the formation and growth of several businesses to successful launch and expansion. Prior to his position with Treyex, Mr. Breen was most recently the Director of Services Product Marketing for Palm, Inc.

As the Director of Palm Inc.'s Services Product Marketing Group, Mr. Breen led the formation and strategic direction of Palm Inc.'s new wireless data services business. This included responsibility for product marketing and development; sales and market strategy; and infrastructure vendor evaluation and negotiation. The business grew from concept to one of the top three initiatives at Palm Inc. within one year. Prior to that, Mr. Breen was focused on driving new revenue opportunities for Palm Inc. by providing value-added solutions for the Treo to B2B and pro-sumer customers as well as Palm Inc.'s carrier partners. Mr. Breen was heavily involved in all aspects of management, planning, and execution of value-added wireless data solutions. Earlier at Palm Inc., Mr. Breen was Director of Palm Inc.'s Professional Services organization and an enterprise product strategist focused on mobile strategy and partnerships, including product mix and features, as well as the "go-to-market" planning for Palm Inc. solutions targeted for sale to carriers and the enterprise.

Mr. Breen was the Vice President of Infrastructure Products and Business Development at ThinAirApps ("TAA") before TAA was acquired by Palm Inc. in December 2001. Mr. Breen led TAA's efforts to build strategic partnerships around TAA's core wireless application technology with companies such as Palm Inc. and Sun Microsystems, and was heavily involved in the strategic planning for the company. Mr. Breen also was responsible for all of TAA's relationships with carriers for wireless email infrastructure and developed the business, product, and partner strategy for all TAA carrier infrastructure products. As Vice President of Business Development, Mr. Breen was responsible for the development of all indirect channels for enterprise wireless software distribution including resellers, service providers, systems integrators, and OEM/ISVs. Mr. Breen signed over 15 new deals in nine months providing over 75% of company revenues and grew partnership and new business revenue from $0 to over $4 million in 18 months.

Including his time at Palm and TAA, Mr. Breen has twelve years of Internet and IT systems experience, including seven years doing strategy, product development and design and implementation of large-scale enterprise transaction, commerce and collaborative systems. Mr. Breen has served as the Director of Software Engineering for EarthWeb's Software Products Division and Chief Information Officer for Interactive Imaginations (now 24/7 Media Inc). In addition, Mr. Breen has worked for or acted as a consultant to such companies as J.P. Morgan, Credit Suisse First Boston, Columbia House, Sun Microsystems and several startup software companies.

Mr. Breen has focused on the strategic business and technical challenges surrounding mobile data products. Mr. Breen sat on Sun's Java Advisory Board in 1997 - a group of 25 or so of the leading architects in the Java community - advising Sun on the direction of the Java technology.

Mr. Breen holds a Bachelor of Science degree with a dual major in Information and Decision Systems with a concentration in Computer Science and Industrial Management (Business) from Carnegie-Mellon University in Pittsburgh.

                        THE SOLICITATION IS BEING MADE BY
           HARBINGER CAPITAL PARTNERS AND MESSRS. ZUCCO AND BREEN AND
                           NOT ON BEHALF OF THE BOARD

     As of the date of this Proxy Statement, Harbinger Capital Partners is the beneficial owner of 10,000,000 shares of Company common stock (or approximately 10.6% of Company common stock ). Neither Mr. Zucco nor Mr. Breen beneficially owns any common stock of the Company. Mr. Zucco is currently the Chairman and Chief Executive Officer of Corente Innovation Advisers. He conducts his business from Far Hills, New Jersey. Mr. Breen is currently an advisor at Treyex where he advises the firm on strategic investments in public companies in the mobile technology industry and provides industry and company analysis, as well as engaging senior management with turnaround strategies. He conducts his business from New York, New York.

     Mr. Breen and his partner, Sanford Cohen, at Treyex will provide consulting services to Harbinger Capital Partners under a consulting agreement. Under this consulting agreement, there is no stated termination date, but may be terminated by either party. For Harbinger Capital Partners' investment in the Company, Treyex is entitled to a success fee based upon the following terms:

     o If the price of the Company's common stock rises during the term of the consulting agreement by 20%, Treyex shall be entitled to a fee of 2.4% of the profits made by Harbinger Capital Partners on its investment.

     o For each additional 1% increase in the price of the Company's common stock during the term of the consulting agreement, Treyex shall be entitled to an additional 0.02% of the profits made by Harbinger Capital Partners. All prior monthly retainer payments (including such payments made under the previous agreement between Harbinger Capital Partners and Treyex) shall be credited against the success fee.

     o The success fee is payable only if there is a realization of at least a 20% profit upon the sale by Harbinger Capital Partners of its entire position of the Company's common stock.

     o Treyex's right to receive success fee payments is further contingent upon Mr. Breen being available to serve on the Board; as well as Treyex (a) helping to find additional strategic and financial investors in Openwave; (b) identifying potential candidates for senior management positions that may become available; (c) helping Openwave execute its business plans and (d) implementing any other reasonable request made by Harbinger Capital Partners.

     o The success fee will be calculated based on the lowest entry price paid by Harbinger Capital Partners for the Company's common stock.

     o If Harbinger Capital Partners returns to passive-investor status with respect to its ownership of the Company's common stock, Treyex will be entitled to the success fee only if Harbinger Capital Partners sells its entire position of the Company's common stock for at least a 20% profit within 90 days of returning to such a passive-investor status. Harbinger Capital Partners will promptly notify Treyex in writing of becoming a passive investor. If Harbinger Capital Partners returns to passive-investor status, the success fee contingencies in the fourth bullet above will no longer apply.

     o If, after returning to passive-investor status with respect to its ownership of the Company's common stock, Harbinger Capital Partners sells its entire position of the Company's common stock after 90 days for any profit, Treyex shall be entitled to an additional fee. Such additional fee shall be calculated by (x) totaling retainer fees paid to date and (y) multiplying the such total by the percentage of profit.

     o If Treyex terminates the consulting agreement, Harbinger Capital Partners will have no obligation to pay the success fee; however, if Harbinger Capital Partners terminates the consulting agreement, the success fee provisions will survive and remain payable upon the sale by Harbinger Capital Partners of its entire position of the Company's common stock.

     o For purposes of this consulting agreement, profit shall mean realized gain, net of all expenses incurred by Harbinger Capital Partners, including, but not limited to, normal brokerage commissions and extraordinary fees associated with this proxy solicitation by Harbinger Capital Partners.

     o For purposes of this consulting agreement, passive-investor status shall mean when Harbinger Capital Partners no longer actively seeks to influence or change management or other elements of the operation of the Company's business. As long as Mr. Breen is on the Board, Harbinger Capital Partners will not change its status to that of a passive investor.


                PLEASE DISREGARD ANY PROXY CARD YOU RECEIVE FROM
                                  THE COMPANY.
                  WE ENCOURAGE YOU TO RETURN ONLY THE ENCLOSED
                                GREEN PROXY CARD.

            OUR RECOMMENDATIONS IF THE HARBINGER NOMINEES ARE ELECTED

     If elected, we plan to make the following recommendations to the Board, which we believe are in the best interests of the Company and its Stockholders:

     o Establish a unified and focused "platform" vision for the Company's overall product offering with the Company's most strategic core products. Currently, the Company is supporting a very broad product line with a divergent mix of products for each customer. The Company is now in the process of creating significant new technology (OPPS and ODP) which is unproven in the marketplace and with only minor tie-ins to existing products. Perceived delays in product development and the release of these new products have caused investors to worry about the future of the Company. We urge the Company to develop a unified vision and customer message with a coherent business, market, and technology strategy. The value proposition should clearly communicate that an investment in the Openwave platform can be leveraged across multiple applications and product generations.

     o Prune non-performing product lines to further reduce costs. Many of the Company's aging lower-margin products no longer warrant continued investment and allocation of resources to such products prevents management, sales organization, and R&D employees from properly developing and selling new products. The Company needs to apply a specific set of investment metrics against all current and planned products and products not meeting the criteria for continued investment should be discontinued.

     o Immediately reduce quarterly operating expenses to approximately $50 million. Given the uncertainty of deal flow for new products as well as declining revenues and pricing pressure for legacy products, the Company's revenue is more likely to remain in its current range for the next several quarters and there must be some contribution to margin generated by more significant reductions in operating costs. We believe that the Company can make this reduction through office consolidation, reduction in redundant headcount, sales reorganization, and other administrative cost reductions.

     o Immediately commence a significant share repurchase program. As of September 30, 2006, the Company had cash and cash investments totaling $505.1 million and net cash of approximately $355 million. While we recognize that a strong balance sheet is needed in order to compete for business in the Company's end markets, we feel strongly that the amount of cash currently on hand could only be justified by management's desire to make acquisitions. While we recognize that acquisitions are an important part of any growth strategy, Harbinger Capital Partners do not believe funding large-scale acquisitions would be a prudent use of this capital at this time. Harbinger Capital Partners would recommend that the Board take steps to implement a $200 million share repurchase program or dutch auction tender, reducing current shares outstanding by approximately 25%. This would leave the Company with net cash of approximately $155 million (gross cash of approximately twice the outstanding debt) which should provide ample financial flexibility.

     The Harbinger Nominees, subject to their fiduciary duties to the Company and Stockholders under applicable law, intend to support these recommendations.

     By voting the enclosed GREEN Proxy Card for Mr. Zucco and Mr. Breen, Stockholders can demonstrate to the other members of the Board their support for our nominees and our proposed recommendations.

     If elected, the Harbinger Nominees will not have the power by themselves to cause the Board to act in any particular way. In addition, our proposals will require the support of the Company's audit and compensation committees. However, subject to their fiduciary duties to the Company and Stockholders under applicable law, the Harbinger Nominees will attempt to influence their fellow directors to act in a manner that we believe is in the best interests of all Stockholders.


                EVEN AFTER YOU HAVE SUBMITTED YOUR PROXY, YOU MAY
                 CHANGE YOUR VOTE AT ANY TIME BEFORE THE MEETING
                  BY SENDING A DULY EXECUTED PROXY WITH A LATER
                DATE TO MACKENZIE PARTNERS AT THE ADDRESS ON THE
                                   BACK COVER.

                              NOMINEES FOR DIRECTOR

GENERAL

     The by-laws of the Company provide that the exact number of directors shall be fixed by resolution of the Board. According to public information, the Board currently consists of six members and is divided into three classes having three-year terms that expire in successive years. The term of office of the two directors in Class III expires at the Annual Meeting. We have nominated James L. Zucco and Andrew J. Breen to serve as Class III directors for a term of three years and until their successors are duly elected and qualified. Mr. Zucco and Mr. Breen have consented to serve as directors if elected.

THE HARBINGER NOMINEES

     The information below concerning age and principal occupation has been furnished by James L. Zucco and Andrew J. Breen.

NAME                   AGE           PRINCIPAL OCCUPATION
----                   ---           --------------------

James L. Zucco         55            Mr. Zucco is currently the Chairman and
                                     Chief Executive Officer of Corente
                                     Innovation Advisers and has over 20
                                     years of executive experience in the
                                     software and telecommunications
                                     industries.  Prior to taking on an
                                     operating position with Corente
                                     Innovation Advisers, Mr. Zucco was
                                     instrumental in incubating and building
                                     the company from a board of directors
                                     level.

Andrew J. Breen        35            Mr. Breen is currently an advisor at
                                     Treyex, LLC where he advises the firm
                                     on strategic investments in public
                                     companies in the mobile technology
                                     industry and provides industry and
                                     company analysis, as well as engaging
                                     senior management with turnaround
                                     strategies.


               WE RECOMMEND THAT STOCKHOLDERS VOTE IN FAVOR OF THE
                       HARBINGER NOMINEES LISTED ABOVE AND
         NOT RETURN THE COMPANY'S [COLOR] PROXY CARD TO THE COMPANY AND
                NOT VOTE IN FAVOR OF THE NOMINEES OF THE COMPANY.

                   QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ENCLOSED GREEN PROXY CARD SHOULD BE DIRECTED TO:

                            MACKENZIE PARTNERS, INC.
                               105 MADISON AVENUE,
                               NEW YORK, NY 10016

                                 CALL TOLL FREE

                                 1-800-322-2885
                                  ------------


                                     VOTING

     Based on public information, the Board has fixed the close of business on November 27, 2006 as the record date for the determination of the Stockholders entitled to notice of and to vote at the Annual Meeting. Based on the latest available public information, there were 94,612,874 shares of common stock outstanding on November 27, 2006. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the Stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each Stockholder entitled to vote shall have the right to one vote for each share of common stock outstanding in such Stockholder's name.

     Directors are to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by Stockholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by the Company's certificate of incorporation or by-laws. In determining the number of votes cast with respect to any voting matter, only those cast "for" or "withhold authority" are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as "broker non-votes"), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.

     Execution and return of the enclosed GREEN Proxy Card will not affect a Stockholder's right to attend the Annual Meeting and vote in person. Any Stockholder that executes and returns a Proxy Card has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the Proxy is voted.

     Unless contrary instructions are indicated on the enclosed GREEN Proxy Card, all shares of common stock represented by valid Proxies received pursuant to this solicitation (which have not been revoked as described above) will be voted (a) FOR the election of James L. Zucco and Andrew J. Breen and (b) at the discretion of the Proxy holder(s), on such other business as may properly come before the Annual Meeting, including any adjournment(s) or postponements(s) thereof.

     IF YOU WISH TO VOTE FOR JAMES L. ZUCCO AND ANDREW J. BREEN, YOU MUST EXECUTE AND RETURN THE ENCLOSED GREEN PROXY CARD AND SHOULD NOT EXECUTE OR RETURN THE COMPANY'S [COLOR] PROXY CARD.

     DO NOT RETURN ANY PROXY CARD OTHER THAN THE GREEN PROXY CARD. IF YOU RETURN MORE THAN ONE PROXY CARD THERE IS A RISK THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE, BECAUSE ONLY THE LATEST DATED PROXY CARD YOU SUBMIT COUNTS.

     EVEN AFTER YOU HAVE SUBMITTED YOUR PROXY, YOU MAY CHANGE YOUR VOTE AT ANY TIME BEFORE THE MEETING BY SENDING A DULY EXECUTED PROXY WITH A LATER DATE TO MACKENZIE PARTNERS AT THE ADDRESS ON THE BACK COVER.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE ON THE RECORD DATE, ONLY IT CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED ON THE GREEN PROXY CARD FOR JAMES L. ZUCCO AND ANDREW J. BREEN.

     YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS ESPECIALLY IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED GREEN PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.


             INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES

     Under the applicable regulations of the Securities and Exchange Commission, each of Harbinger Capital Partners, Mr. Zucco and Mr. Breen is deemed to be a "participant" in our solicitation of proxies. The name, business address and principal occupation of each of Harbinger Capital Partners, Mr. Zucco and Mr. Breen appear earlier in this Proxy Statement (each a "Participant").

     Except as described in this Proxy Statement, neither the Participant nor any of his or her respective affiliates or associates (together, the "Participant Affiliates"), (i) directly or indirectly beneficially owns any securities of the Company or of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a Stockholder. Furthermore, except as described in this Proxy Statement, neither the Participant nor any Participant Affiliate is a party to any transaction or series of transactions since [January 1, 2005], or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which the Participant or Participant Affiliate had or will have, a direct or indirect material interest.

     Except as described in this Proxy Statement, neither the Participant nor any Participant Affiliate has entered into any agreement or understanding with any person respecting any (i) future employment by the Company or its affiliates or (ii) any transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Proxy Statement, there are no contracts, arrangements or understandings by the Participant or Participant Affiliates within the past year with any person with respect to any capital stock of the Company.


                         COST AND METHOD OF SOLICITATION

     We will bear the cost of this solicitation. While no precise estimate of this cost can be made at the present time, we currently estimate that we collectively will spend a total of approximately $[________] for our solicitation of proxies, including expenditures for attorneys, solicitors and advertising, printing, transportation and related expenses. As of [________], 2006, we have incurred proxy solicitation expenses of approximately $[________]. We expect to seek reimbursement from the Company for our expenses in connection with this solicitation. In addition to soliciting proxies by mail, proxies may be solicited in person or by telephone, telecopy, e-mail or the Internet.

     We will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of Company capital stock. We will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services. We have retained the proxy solicitation firm of MacKenzie Partners, Inc. at customary fees, plus reasonable out-of-pocket expenses, to participate in the solicitation of proxies and revocations. We also have agreed to indemnify MacKenzie Partners against certain liabilities and expenses. We estimate that approximately [50] employees of MacKenzie Partners will be involved in the solicitation of proxies on our behalf.


                             ADDITIONAL INFORMATION

     Certain information regarding common stock held by the Company's directors, nominees, management and 5% stockholders is contained in the Company's [color] proxy statement and is incorporated herein by reference. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company for inclusion in the Company's proxy statement and form of proxy for that meeting is also contained in the Company's proxy statement and is incorporated herein by reference.

     We assume no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, the Company's proxy statement.


                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

            HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

                         JAMES L. ZUCCO ANDREW J. BREEN


                                December 27, 2006

                                    IMPORTANT


       PLEASE REVIEW THIS DOCUMENT AND THE ENCLOSED MATERIALS CAREFULLY. YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES
                            OF COMMON STOCK YOU OWN.


1. If your shares are registered in your own name, please sign, date and mail the enclosed GREEN Proxy Card to MacKenzie Partners, Inc. in the postage-paid envelope provided today.

2. If you have previously signed and returned a proxy card to Openwave Systems, Inc., you have every right to change your vote. Only your latest dated card will count. You may revoke any proxy card already sent to Openwave Systems, Inc. by signing, dating and mailing the enclosed GREEN Proxy Card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2006 Annual Meeting by sending a new proxy card to MacKenzie Partners, Inc. or the Secretary of Openwave Systems, Inc., or by voting in person at the 2006 Annual Meeting.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GREEN Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GREEN Proxy Card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GREEN Proxy Card to be issued representing your shares.

4. After signing the enclosed GREEN Proxy Card do not sign or return the Company's proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.


     If you have any questions about giving your proxy or require assistance, please call toll-free:

                            MACKENZIE PARTNERS, INC.

                                 1-800-322-2885

                   IN OPPOSITION TO THE BOARD OF DIRECTORS OF
                             OPENWAVE SYSTEMS, INC.
                PROXY FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF MASTER FUND, JAMES L. ZUCCO
                              AND ANDREW J. BREEN

     The undersigned hereby appoints Philip Falcone, James L. Zucco and Andrew
J. Breen, or any of them proxies for the undersigned with full power of substitution, to vote all shares of beneficial interest of Openwave Systems, Inc. (the "Company") which the undersigned is entitled to vote at the Company's 2006 Annual Meeting of Stockholders, and any postponements or adjournments thereof, hereby revoking all prior proxies, on the matters set forth below as follows:

     HARBINGER CAPITAL PARTNERS, JAMES L. ZUCCO AND ANDREW J. BREEN RECOMMEND A VOTE FOR PROPOSAL 1.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF A CHOICE IS NOT SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED BELOW.

[X] Please mark your votes as in this example.

1. Election of James L. Zucco and Andrew J. Breen as Class III Directors whose terms expire in [2009]:

     [_] FOR all nominees (except as    [_]  WITHHOLD AUTHORITY for all nominees
         marked below)

     (INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

2.   To act upon any other matters that may properly come before the meeting.

     PLEASE MARK YOUR VOTES (ON REVERSE SIDE), SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

     Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by the authorized person.

Date: _______________, 200__           ----------------------------------
                                             Signature of Stockholder

                                       ----------------------------------
                                             Signature of Stockholder

                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
            HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
                         555 Madison Avenue, 16th Floor
                               New York, NY 10022


                                December 27, 2006




Dear Stockholder:


     As you may know, Harbinger Capital Partners Master Fund I, Ltd. ("Harbinger") and Harbinger Capital Partners Special Situations Fund, L.P. ("Special Situations Fund" and together with the Harbinger, "Harbinger Capital Partners") hold approximately 11% of the outstanding common stock of Openwave Systems, Inc. ("Openwave" or the "Company").

     On December 27, 2006, Harbinger Capital Partners filed proxy material (the "Proxy") with the Securities and Exchange Commission (the "SEC"). The Proxy was furnished by Harbinger Capital Partners, James L. Zucco ("Mr. Zucco") and Andrew
J. Breen ("Mr. Breen") to the stockholders (the "Stockholders") of Openwave in connection with the solicitation by Harbinger Capital Partners, Mr. Zucco and Mr. Breen of proxies to be voted at the Company's 2006 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, January 17, 2007 at 8:30 a.m. PST at the Company's offices located at 2100 Seaport Boulevard, Redwood City, California 94063.

     Harbinger Capital Partners and Messrs. Zucco and Breen are soliciting proxies from Stockholders in order to elect Mr. Zucco and Mr. Breen to the Board of Directors of the Company (the "Board") as Class III directors at the Annual Meeting.

     Mr. Zucco and Mr. Breen have a wealth of experience in both the software and telecommunications industries and Harbinger Capital Partners is confident they can help the Board develop and implement plans to address the issues the Company is facing. The Proxy includes certain recommendations Harbinger Capital Partners, Mr. Zucco and Mr. Breen would propose to the Board if Mr. Zucco and Mr. Breen are elected as directors. These recommendations include (i) establishing a unified and focused vision for the Company's overall product offering with the Company's most strategic core products; (ii) phasing-out non-performing product lines to reduce costs; (iii) immediately reducing quarterly operating expenses to approximately $50 million and (iv) immediately commencing a significant share repurchase program.

     Harbinger Capital Partners acquired the Company's common stock in the ordinary course of business or investment activities, as the case may be. Harbinger Capital Partners reserve their right to sell, transfer or otherwise dispose of, or acquire additional shares of, the Company's common stock.


                                    Sincerely,


                                    HARBINGER CAPITAL PARTNERS
                                    MASTER FUND I, LTD.


                                    By:
                                         ------------------------------------

                                    Name:
                                         ------------------------------------


                                    HARBINGER CAPITAL PARTNERS
                                    SPECIAL SITUATIONS FUND, L.P.


                                    By:
                                         ------------------------------------

                                    Name:
                                         ------------------------------------

SK 03773 0003 734563